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                                                                   EXHIBIT 10.12

                                 PROMISSORY NOTE

                                   Exhibit "B"

$434,499.00                                                    April 1, 2001

FOR VALUE RECEIVED and as part of that certain Loan Extension Agreement between Komar Investments, LLC, Kosti Shirvanian and the Maker of even date herewith, SATX, Inc., a Nevada corporation ("Maker"), hereby promises to pay to Kosti Shirvanian ("Lender"), or order, the principal sum of Four Hundred Thirty-four Thousand Four Hundred Ninety-nine and 00/100 dollars ($434,499.00), plus interest thereon as hereinafter provided.

1. TERM OF NOTE

         This Promissory Note shall mature and all unpaid principal and all accrued and unpaid interest shall be due and payable on March 31, 2003. ("Maturity Date").

2. INTEREST

         The principal amount of this Note shall bear interest from the date of this Note, until repaid to Lender at a rate per annum equal to ten percent (10%) or the maximum legal rate whichever is lower.

3. PAYMENTS OF PRINCIPAL AND INTEREST

         Any and all unpaid principal and all accrued and unpaid interest due and payable pursuant to this Note shall be paid on the Maturity Date.

4. PREPAYMENT

         Maker shall have the right at any time, to prepay in whole or in part, the principal amount of this Note and any unpaid and accrued interest without penalty. All payments shall first be credited against the unpaid and accrued interest and then to the outstanding principal.


5. SECURITY

         This Note shall be unsecured.

6. EVENTS OF DEFAULT

         This Note, together with all costs incurred in the collection hereof (including reasonable attorneys' fees), with interest due and accrued hereon, shall except as otherwise provided, become at once due and payable in full without notice of default, notice of nonpayment or dishonor, presentment, demand for payment or protest, or other notices or demands of any kind, all of which are expressly waived by Maker, subject


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to applicable law, upon the occurrence of any of the following events of default
("Event of Default").

         a. Failure of Maker to make any payment of principal or interest on this Note when the same shall become due and payable.

         b. The filing of any petition by the Maker under any chapter of the federal bankruptcy laws or any state law relating to insolvency; or the filing of any such petition against the Maker, unless such petition and all proceedings thereunder are dismissed within thirty (30) days from the date of such filing; or the appointment of a trustee or receiver for all or any assets within thirty
(30) days from the date of such appointment; or an adjudication that the Maker is insolvent or bankrupt;

         c. The insolvency of the Maker, or the execution by the Maker of an assignment for the benefit of creditors.

The Maker further promises to pay to Lender interest on the amount not so paid at the maximum legal rate of interest from the date when such payment was first due and not paid.

7. NOTICES

         All notices, consents, requests and other communications required or permitted hereunder shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, postage pre-paid to the following addresses or to such other address as the parties hereto may designate in writing

If to Lender:
         Kosti Shirvanian
         23 Corporate Plaza, Suite 247
         Newport Beach, California 92660

If to Maker:
         SATX, Inc.
         8351 Roswell Road, #374
         Atlanta, Georgia 30350

All such notices, requests, consents and other communications shall be deemed to be properly given if delivered personally or, if sent by mail, three (3) business days after the same has been deposited in the U.S. Mail addressed and postage pre-paid as set forth above.


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8. GOVERNING LAW

         This Note is executed under and is to be construed and enforced in accordance with the laws of the State of Georgia, without regard to principles of conflict, including matters of construction, validity and performance.

9.  WAIVER

         The rights, privileges, powers, and remedies of Lender shall be cumulative; no single or partial exercise of any of them shall preclude any further or other exercise of the same or any other of them. No delay or failure of Lender in exercising any right, power or privilege or remedy hereunder shall affect such right, power, privilege or remedies, nor shall any single or partial exercise hereof or any abandonment or discontinuance of steps to enforce any such right, power, privilege or remedy. Any waiver by Lender of any default hereunder must be in writing and shall only be effective to the extent set forth in writing.

10. ATTORNEYS' FEES

         In the event of any dispute with respect to this Note, the prevailing party in any litigation or arbitration shall be entitled to its reasonable attorneys' fees and other costs and expenses incurred in resolving such dispute.

11. ASSIGNMENT

         This Note is assignable, without the consent of Maker and the successors and assigns of Lender shall have all the rights inuring to Lender under this Note.

12. SEVERABILITY

         If any provision of this Note or the application of any of its provisions to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of the provisions to the other parts or circumstances shall remain valid and in full force and effect.

IN WITNESS WHEREOF, Maker has caused this Note to be executed on the date first above written.

"Maker"
SATX, Inc., a Nevada corporation


By
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   Terry Colbert, CEO